UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
March 6, 2006
SUN NEW MEDIA INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-26347	410985135
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
P.O. Box 297
1142 South Diamond Bar Boulevard
Diamond Bar, California 91765
(Address of principal executive offices)
Registrant’s telephone number, including area code:
1-888-865-0901 ext. 322
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.
Financing Transaction
     On March 6, 2006, Sun New Media Inc. (“SNMI”) entered into a Stock Purchase Agreement (“Purchase Agreement”) with Barron Partners LP (“Barron”) in a private placement transaction. In connection with the financing, SNMI raised gross proceeds of approximately $2,000,000. SNMI issued 50,000 shares of common stock and a $1,898,000 note convertible into common stock at a price of $2.04 per share. SNMI also issued a warrant for the purchase of four million shares of common stock at an exercise price of $2.10 per share.
     The Purchase Agreement is attached hereto as Exhibit 10.1, and the press release announcing the financing with Barron is attached hereto as Exhibit 99.1.
Item 3.02 Unregistered Sales of Equity Securities
     Pursuant to the Purchase Agreement described in Item 1.01 above, SNMI issued 50,000 shares of its common stock to Barron and may be required to issue up to an additional 4,930,392 shares of common stock to Barron. The issuance of such shares has not been registered under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemption from registration provided by Regulation D and Section 4(2) of the Act.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement dated March 6, 2006 by and between Sun New Media Inc. and Barron Partners LP

99.1	Press Release dated March 7, 2006 announcing the financing with Barron Partners LP

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 9, 2006

SUN NEW MEDIA INC.

By:	/s/ Frank Zhao

Frank Zhao, Co-Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Purchase Agreement dated March 6, 2006 by and between Sun New Media Inc. and Barron Partners LP

99.1	Press Release dated March 7, 2006 announcing the financing with Barron Partners LP